UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2010

ALTERA CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Principal Accounting Officer.

On March 9, 2010, James W. Callas, the principal accounting officer of Altera Corporation (the “Company”), resigned his position as principal accounting officer. Mr. Callas had served in an acting capacity as the Company’s Vice President, Chief Financial Officer and principal accounting officer from June 12, 2009 through December 21, 2009, when Ronald J. Pasek joined the Company as Senior Vice President, Finance and Chief Financial Officer. Mr. Callas continued to serve as principal accounting officer from December 21, 2009 through March 9, 2010 in order to aid in the transition to Mr. Pasek. Mr. Callas will remain with the Company as Vice President, Finance and Corporate Controller.

(c)	Appointment of Principal Accounting Officer

On March 9, 2010, the board of directors of Altera Corporation appointed Ronald J. Pasek as the principal accounting officer of the Company effective immediately. Mr. Pasek joined the Company on December 21, 2009 as Senior Vice President, Finance and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke

Katherine E. Schuelke Vice President, General Counsel, and Secretary

Dated: March 15, 2010